Exhibit 10.31

                            THE SERVICEMASTER COMPANY
                        RESTRICTED STOCK AWARD AGREEMENT

                  The ServiceMaster Company, a Delaware corporation (the "Company"), hereby grants to ____________ (the "Holder") as of __________, 2002
(the "Grant Date"), pursuant to the provisions of the ServiceMaster 2000 Equity Incentive Plan (the "Plan"), a restricted stock award (the "Award) of ________ shares of the Company's common stock, $.01 par value ("Stock"), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

        1. Award Subject to Acceptance of Agreement. The Award shall be null and
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void unless the Holder shall accept this Agreement by executing it in the space provided below and returning it to the Company. The Holder shall if requested by the Company, execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Paragraph 4 hereof or if required under applicable laws or regulations.

        2. Rights as a Stockholder. The Holder shall have the right to vote the
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shares of Stock subject to the Award and to receive dividends and other distributions thereon unless and until, and only to the extent, such shares are forfeited pursuant to Paragraph 4 hereof; provided, however, that a dividend or other distribution with respect to shares of Stock (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or other distribution was made.

        3. Custody and Delivery of Certificates Representing Shares. The Company
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shall hold (a) the shares of Stock subject to the Award in book-entry form or
(b) the certificate or certificates representing the shares of Stock subject to the Award, in either case until such Award shall have vested, in whole or in part, pursuant to Paragraph 4 hereof, and the Company shall as soon thereafter as practicable, subject to Section 6.2, either (x) provide for the registration in book-entry form in the Holder's name of the vested shares or (y) deliver the certificate or certificates for the vested shares to the Holder and destroy any stock power or powers relating to the vested shares. If such stock power or powers also relates to unvested shares, the Company may require, as a condition precedent to registration in book-entry form or delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested shares.

        4. Restriction Period and Vesting.
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        (a) The Award shall vest (i) with respect to _________ of the aggregate number of shares of Stock subject to the Award on each anniversary of the Grant Date during the years 2003 through 2006, inclusive, or (ii) earlier pursuant to
Section 4(b) hereof (the "Restriction Period") or Section 11 of the Plan.

        (b) If the Holder's employment by the Company terminates by reason of retirement on or after age 63 or after a minimum of 15 years of employment with the Company,

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Disability or death, the Award shall become fully vested as of the effective date of the Holder's termination of employment or the date of death, as the case may be.

        (c) If the Holder's employment by the Company terminates for any reason other than retirement on or after age 63 or after a minimum of 15 years of employment with the Company, Disability or death, the portion of the Award which is not vested as of the effective date of the Holder's termination of employment, shall be forfeited by the Holder and such portion shall be cancelled by the Company.

        5. Termination of Award.  (a)  Notwithstanding any provision of this
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Agreement, if at any time prior to the date that is one year after the date of vesting of all or any portion of the Award, the Holder:

                (1) directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor or otherwise), in North America or any other geographic area in which the Company is then conducting business, owns, manages, operates, controls, participates in, performs services for, or otherwise carries on, a business similar to or competitive with the business conducted by the Company or any Subsidiary; or

                (2) directly or indirectly attempts to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever or any attempt directly or indirectly to solicit the trade or business of any current or prospective commercial customer, supplier or partner of the Company; or

                (3) directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company, including but not limited to (i) violations of Company policies (ii) disclosure or misuse of any confidential information or trade secrets of the Company or a Subsidiary (iii) participation in any activity not approved by the Board or Chairman which could reasonably be foreseen as contributing to or resulting in a Change in Control of the Company and
         (iv) conduct related to employment for which either criminal or civil penalties may be sought;

then the Holder shall pay the Company, within five business days of receipt by the Holder of a written demand therefor, an amount in cash determined by multiplying the number of shares of Stock subject to the Award which vested within the one-year period described above by the Fair Market Value of a share of Stock, determined as of the date of vesting.

                (b) The Holder may be released from the Holder's obligations under Section 5(a) only if and to the extent the Compensation Committee determines in its sole discretion that such a release is in the best interests of the Company.

                (c) The Holder agrees that by executing this Agreement the Holder authorizes the Company and its Subsidiaries to deduct any amount or amounts owed by the Holder pursuant to Section 5(a) from any amounts payable by the Company or any Subsidiary to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy and the Company's or a

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Subsidiary's election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

                (d) In the event that the Holder shall forfeit all or a portion of the shares of Stock subject to the Award, the Holder shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.

        6. Additional Terms and Conditions of Award.
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        6.1. Nontransferability of Award. During the Restriction Period, the
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shares of Stock subject to the Award and not then vested may not be transferred by the Holder other than (i) by will or the laws of descent and distribution or
(ii) pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Restriction Period, the shares of Stock subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such shares, the Award shall immediately become null and void.

        6.2. Withholding Taxes. (a) As a condition precedent to the delivery to
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the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or a Subsidiary to the Holder.

        (b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 6.2(a), (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Stock (which the Holder has held for at least six months prior to the delivery of such shares or which the Holder purchased on the open market and for which the Holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Stock otherwise to be delivered to the Holder pursuant to the Award, a number of whole shares of Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments,
(4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3). The Compensation Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy such an

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obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No registration in book-entry form of a share of stock shall be made and no certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

        6.3 Adjustment.  In the event of any change in the capitalization of the
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Company (such as a stock split) or a corporate transaction (such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the number and class of securities subject to the Award shall be appropriately adjusted by the Compensation Committee. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the vesting, if any, of such fractional security, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting date. The decision of the Compensation Committee regarding any such adjustment shall be final, binding and conclusive.

        6.4 Compliance with Applicable Law.  The Award is subject to the
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condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

        6.5 Original Issue or Transfer Taxes.  The Company shall pay all
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original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.2.

        6.6 Award Confers No Rights to Continued Employment.  In no event shall
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the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

        6.7 Decisions of Board or Compensation Committee. The Board or the
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Compensation Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Compensation Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

        6.8 Agreement Subject to the Plan.  This Agreement is subject to the
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provisions of the Plan and shall be interpreted in accordance therewith.  The
Holder hereby acknowledges receipt of a copy of the Plan.

        7. Miscellaneous Provisions.
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        7.1 Meaning of Certain Terms.  As used herein, the term "vest" shall
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mean no longer subject to forfeiture. As used herein, "Disability" shall mean
Holder's absence from Holder's duties with the Company or its affiliated companies on a full-time basis for at least 180 consecutive days as a result of Holder's incapacity due to physical or mental illness. As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

        7.2 Modification, Waiver and Invalidity. The parties may
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modify this Agreement only by written instrument signed by each of the parties hereto. Failure by either party to enforce a provision of this Agreement shall not constitute a waiver of that or any provision of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        7.3 Successors. This Agreement shall be binding upon and inure
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to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

        7.4 Notices.  All notices, requests or other communications provided for
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in this Agreement shall be made, if to the Company, to The ServiceMaster
Company, One ServiceMaster Way, Downers Grove, Illinois 60515,
Attention: Corporate Secretary, and if to the Holder, to ______________________________. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

        7.5 Governing Law. This Agreement, the Award and all determinations made
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and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

        7.6 Counterparts. This Agreement may be executed in two counterparts,
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each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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                                      THE SERVICEMASTER COMPANY

                                      By:      ___________________________
                                               Name:  Sandra L. Groman
                                               Title:    Corporate Secretary

Accepted this __ day of _______, 2002.

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Holder